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                                                                     Exhibit 4.1

                                 [CERTIFICATE]


                                 COMMON STOCK

          Number                                         Common Shares
                                   [GRAPHIC]
INCORPORATED UNDER THE LAWS                            CUSIP 68571P 10 0
 OF THE STATE OF DELAWARE                    SEE REVERSE FOR CERTAIN DEFINITIONS
                                    ORCHID


ORCHID BIOSCIENCES, INC.
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THIS CERTIFIES THAT





IS THE HOLDER OF
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FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE OF $0.001 PER
                 SHARE, of [GRAPHIC] ORCHID BIOSCIENCES, INC.

transferable on the books of the Corporation by the holder hereof or by its duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares represented hereby are issued and shall be held subject to the laws of the State of Delaware and the provisions of the Certificate of Incorporation and the By-laws of the Corporation, as amended from time to time to which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the transfer Agent and Registrar.


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
           WITNESS the facsimile seal of the Corporation and the facsimile signatures, of its duly authorized officers.


[ORCHID BIOSCIENCES, INC. SEAL]
                                                                                     COUNTERSIGNED AND REGISTERED:
           Dated:                                                                        AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                                                                      (NEW YORK, N.Y.)
                                                                                                        TRANSFER AGENT AND REGISTRAR
                                                                                     BY

                  [ILLEGIBLE SIGNATURE]            [ILLEGIBLE SIGNATURE]                                   AUTHORIZED SIGNATURE
                         Secretary       Chairman, President and Chief Executive Officer
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                           ORCHID BIOSCIENCES, INC.

     The Corporation will furnish without charge to each stockholder who so requests a statement of the designations, powers, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or the Transfer Agent.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common        UNIF GIFT MIN ACT= _______Custodian _____
TEN ENT - as tenants by the entireties                   (Cust)          (Minor)
JT TEN  - as joint tenants with right        under Uniform Gifts to Minors
          of survivorship and not as         Act  _____________________
          tenants in common                              (State)

    Additional abbreviations may also be used though not in the above list.

For value received, ______________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
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            PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

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------------------------------------------------------------------------- Shares
of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

----------------------------------------------------------------------- Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, _______________

                       ---------------------------------------------------------
                       NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANCE WHATEVER.




Signature(s) Guaranteed:
                        -------------------------------------------------------
                         THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Orchid BioSciences, Inc. (the "Company") and American Stock Transfer & Trust Company (the "Rights Agent") dated as of July 27, 2001 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request thereof. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person, an Adverse Person or any Affiliate or Associate of an Acquiring Person or an Adverse Person (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.